Exhibit F

                                PRELIMINARY DRAFT

        MANAGEMENT PRESENTATION TO THE

        [LOGO] HERCULES

        BOARD OF DIRECTORS

        11-FEB-2002

                                PRELIMINARY DRAFT

SUMMARY HERCULES INCOME STATEMENT
Status Quo and Pro Forma for the Sale of the Water Business
(US$ in millions)
--------------------------------------------------------------------------------

SALES
                                     Strategic Plan            Bank Plan                Historical Trend Plan
                                    ---------------        ------------------           ---------------------
                            2001A    2002F    2003F         2002F       2003F            2002F         2003F
                           -------  ---------------        ------------------           ---------------------
Status Quo                 $2,507   $2,554  [REDACTED]     $2,500  [REDACTED]           $2,434    [REDACTED]
Water Business (2)            844      863  [REDACTED]        863  [REDACTED]              839    [REDACTED]
----------------------------------  ---------------        ------------------           --------------------
Pro Forma                  $1,663   $1,691  [REDACTED]     $1,637  [REDACTED]           $1,595    [REDACTED]
----------------------------------  ---------------        ------------------           --------------------

EBITDA

                            2001A    2002F    2003F         2002F       2003F            2002F         2003F
                           ------------------------        ------------------           ---------------------
Status Quo                   $440     $598  [REDACTED]       $558  [REDACTED]             $479    [REDACTED]
- Water Business (3)         (217)    (262) [REDACTED]       (262) [REDACTED]             (236)   [REDACTED]
+ Incr. Cost Reductions        25       25  [REDACTED]         25  [REDACTED]               25    [REDACTED]
- Incr. Corporate Indirect     (1)      (1) [REDACTED]         (1) [REDACTED]               (1)   [REDACTED]
----------------------------------  ---------------        ------------------           ---------------------
Pro Forma                    $248     $360  [REDACTED]       $320  [REDACTED]             $267    [REDACTED]
----------------------------------  ---------------        ------------------           ---------------------

EPS

                            2001A    2002F    2003F         2002F       2003F            2002F         2003F
                           -------  ---------------        ------------------           ---------------------
Status Quo                 $(0.02)   $1.15  [REDACTED]      $0.91  [REDACTED]            $0.48    [REDACTED]
----------------------------------  ---------------        ------------------           ---------------------
Pro Forma                  $ 0.05    $0.74  [REDACTED]      $0.50  [REDACTED]            $0.23    [REDACTED]
----------------------------------  ---------------        ------------------           ---------------------

(1) HISTORICAL AND PROJECTED FINANCIAL INFORMATION AS PER HERCULES MANAGEMENT.
(2) EXCLUDES REVENUE FROM TOLLING AND DISTRIBUTION ARRANGEMENTS WITH PULP &
    PAPER.
(3) INCLUDES $9.1MM OF ALLOCATED INDIRECT COSTS IN 2001-2003.

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                                            Management Review of Projections  12